                                                                  Exhibit 23.3
                                                                  ------------

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-xxxxx filed October 17, 2000) and related Prospectus of Earthlink, Inc. for the registration of 164,388 shares of Earthlink, Inc.'s common stock and to the incorporation by reference therein of our report dated February 7, 2000, with respect to the consolidated financial statements of OneMain.com, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

                                                   /s/ Ernst & Young LLP


McLean, VA
October 12, 2000